Exhibit 99.1

Tel-Instrument Electronics Corp. Reports Financial Results

For Fiscal Year 2025

East Rutherford, NJ – June 30, 2026 – Tel-Instrument Electronics Corp. (“Tel-Instrument,” “TIC,” or the “Company”) (OTCQB: TIKK), a leading designer and manufacturer of avionics test and measurement solutions, today reported a net loss of $4.9M on revenues of $9.3M for the 2025 fiscal year ended March 31, 2025.

Summary of Results:

●	Revenues for the fiscal year ended March 31, 2025, increased to $9.3M, or 6%, versus the prior fiscal year.

●	Gross margin for the 2025 fiscal year was 22%, or 24 percentage points decrease over the prior fiscal year.

●	Operating expenses increased by $1.1M, or 33% year-over-year, due to the absence of client funded engineering projects.

●	Operating loss was $2.3M as compared to an operating income of $737K in the prior fiscal year.

●	Tax Loss Carryforward reversal led to a Net loss of $4.9M.

Mr. Jeffrey O’Hara, Tel-Instrument’s President and CEO commented, “FY 2025 was a difficult year for the Company as our main CRAFT test set went obsolete which severely impacted sales revenues. Moreover, the cost of finishing the engineering for the CRAFT ECP significantly exceeded budgeted levels. The reversal of prior accruals contributed to the gross margin decline. We had expected CRAFT shipments and Navy ECP units to start shipping in early FY 2026, but this was also delayed due to extensive Navy platform testing. TIC did commence CRAFT shipments in late FY 2026, but no Navy ECP units were delivered. FY 2026 revenues increased to $10.4M, and the operating loss declined substantially. TIC is projecting extremely strong revenue growth and profitability starting in the second quarter of the current fiscal year. Cash remains very tight, but we expect this to improve materially as we begin Navy KIT production next month. Since we are a year behind in reporting, the following are notable items.

●	Current sales backlog is $11M, $3.5M of this is Navy KIT production out of a $20M expected contract.

●	Navy full-rate ECP KIT production will be starting in July 2026. This is expected to increase annual revenues by $5M.

●	Strong sales of new CRAFT 708A test sets with $2.6M of backlog and $3M of orders in the pipeline.

●	Volume sales of SDR-OMNI and SDR-MIL to both commercial and military customers.

●	Work continues on SDR-OMNI/M5 which is targeted as the replacement for the 4,000 TS-4530A units currently fielded.

●	Completed fundraising in the amount of $866,500 preferred stock. I personally invested $166,500.

We plan to catch up on our reporting as soon as possible. We appreciate the patience of our shareholder base and look forward to moving into a new phase of growth and profitability.”

About Tel-Instrument Electronics Corp.

Tel-Instrument is a leading designer and manufacturer of avionics test and measurement solutions for the global commercial air transport, general aviation, and government/military aerospace and defense markets. Tel-Instrument provides instruments to test, measure, calibrate, and repair a wide range of airborne navigation and communication equipment. For further information please visit our website at www.telinstrument.com.

This press release includes statements that are not historical in nature and may be characterized as “forward-looking statements,” including those related to future financial and operating results, benefits, and synergies of the combined companies, statements concerning the Company’s outlook, pricing trends, and forces within the industry, the completion dates of capital projects, expected sales growth, cost reduction strategies, and their results, long-term goals of the Company and other statements of expectations, beliefs, future plans and strategies, anticipated events or trends, and similar expressions concerning matters that are not historical facts. All predictions as to future results contain a measure of uncertainty and, accordingly, actual results could differ materially. Among the factors which could cause a difference are:  changes in the general economy; changes in demand for the Company’s products or in the cost and availability of its raw materials; the actions of its competitors; the success of our customers; technological change; changes in employee relations; government regulations; litigation, including its inherent uncertainty; difficulties in plant operations and materials; transportation, environmental matters; and other unforeseen circumstances.  A number of these factors are discussed in the Company’s previous filings with the U.S. Securities and Exchange Commission. The Company disclaims any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this press release. The safe harbor for forward-looking statements contained in the Securities Litigation Reform Act of 1995 (the “Act”) protects companies from liability for their forward-looking statements if they comply with the requirements of the Act.

Contact:	Pauline Romeo
Tel-Instrument Electronics Corp.
(201) 933-1600 (Ext 309)

TEL-INSTRUMENT ELECTRONICS CORP.

Consolidated Balance Sheets

Audited

	March 31, 2025	March 31, 2024
ASSETS
Current assets:
Cash	$121,587	$132,013
Accounts receivable, net	645,346	1,110,548
Inventories, net	4,027,236	5,411,644
Prepaid expenses and other current assets	158,689	214,161
Total current assets	4,952,858	6,868,366

Equipment and leasehold improvements, net	42,108	73,195
Operating lease right-of-use assets	1,114,352	1,324,463
Deferred tax asset, net	-	2,450,657
Other assets	35,109	35,109

Total assets	$6,144,427	$10,751,790

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Line of credit	$1,000,000	$690,000
Promissory Notes – Related Parties	120,500	-
Operating lease liabilities - current portion	229,624	210,111
Accounts payable – Accounts payable, related party of $102,710 and $140,511, respectively	790,553	1,276,935
Deferred revenues - current portion	443,659	72,803
Accrued expenses - vacation pay, payroll and payroll withholdings	288,304	248,713
Accrued expenses - other	238,792	120,027
Total current liabilities	3,111,432	2,618,589

Operating lease liabilities – long-term	884,728	1,114,352
Other long term liabilities	37,589	45,501
Deferred revenues – long-term	122,917	119,721

Total liabilities	4,156,666	3,898,163
Commitments and contingencies (Note 20)
Stockholders’ equity
Preferred stock, 1,000,000 shares authorized, par value $0.10 per share
Preferred stock, 500,000 shares 8% Cumulative Series A Convertible Preferred authorized, issued and outstanding, respectively par value $0.10 per share	4,355,998	4,115,998
Preferred stock, 320,000 shares 8% Cumulative Series B Convertible Preferred authorized; 233,334 and 233,334 issued and outstanding, respectively par value $0.10 per share	1,816,701	1,704,701
Preferred stock, 166,667 shares 8% Cumulative Series C Convertible Preferred authorized; 53,500 and 53,500 issued, and outstanding, respectively, par value $0.10 per share	360,895	335,215
Common stock, 7,000,000 shares authorized, par value $.10 per share, 3,255,887 and 3,255,887 shares issued and outstanding, respectively	325,586	325,586
Additional paid-in capital	6,036,632	6,379,085
Accumulated deficit	(10,908,051)	(6,006,958)

Total stockholders’ equity	1,987,761	6,853,627

Total liabilities and stockholders’ equity	$6,144,427	$10,751,790

TEL-INSTRUMENT ELECTRONICS CORP.

Consolidated Statements of Operations

Audited

	For the years ended March 31,
	2025	2024
Net sales	$9,296,392	$8,809,087

Cost of sales	7,293,677	4,791,734

Gross margin	2,002,715	4,017,353

Operating expenses:
Selling, general and administrative	2,292,000	2,124,815
Engineering, research, and development	2,056,977	1,155,750

Total operating expenses	4,348,977	3,280,565

(Loss) income from operations	(2,346,262)	736,788

Other income (expense):
Interest income	13	24,642
Interest expense	(103,755)	(70,086)
Interest expense – judgment	-	(198,535)
Other income, net	318	27,025

Total other expenses, net	(103,424)	(216,954)

(Loss) income before income taxes	(2,449,686)	519,834

Income tax expense	2,451,407	177,943

Net (loss) income	(4,901,093)	341,891

Preferred dividends	(377,680)	(351,549)

Net loss attributable to common shareholders	$(5,278,773)	$(9,658)

Basic and diluted loss per common share	$(1.62)	$(0.00)

Weighted average number of shares outstanding
Basic and diluted	$3,255,887	$3,255,887

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